Exhibit 10.23

AMENDMENT NO. 1
TO
SECURITYHOLDERS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Securityholders Agreement, dated as of August 22, 2003 (the “Agreement”), by and among INTERACTIVE HEALTH, INC., a Delaware corporation (the “Company”), J. H. WHITNEY MEZZANINE FUND, L.P., a Delaware limited partnership (“WMF”), WHITNEY PRIVATE DEBT FUND, L.P., a Delaware limited partnership (“WPDF”), GREENLEAF MEZZANINE CAPITAL, L.P., a Delaware limited partnership (“GMC”) and GREENLEAF CAPITAL, L.P., a Delaware limited partnership (“GreenLeaf” and together with WMF, WPDF and GMC, collectively, the “Warrant Purchasers”), WHITNEY V, L.P., a Delaware limited partnership (“Whitney V” and collectively with the Warrant Purchasers, the “Whitney Funds”), and the individuals identified as “Management Purchasers” in the signature pages hereto (the “Management Purchasers” and collectively with the Whitney Funds, the “Stockholders” and each individually, a “Stockholder”) is entered into as of this 18th day of February, 2004, to be effective upon the adoption of the Company’s 2003 Stock Incentive Plan.  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Whereas, the parties hereto desire to amend the Agreement pursuant to Section 15 thereof.

Now, therefore, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

(1)                                  Section 6 of the Agreement is hereby amended and restated to read in its entirety as follows:

“SECTION 6. Repurchase Rights Upon Cessation of Employment.

(a)                                  If any Stockholder is an employee of the Company or any of its Subsidiaries, other than a director of the Company or any of its Subsidiaries who is not otherwise an employee of the Company or any of its Subsidiaries (each such employee, an “Employee Stockholder”), upon termination of such Employee Stockholder’s employment for any reason prior to the third anniversary of the date such Employee Stockholder becomes subject to the terms of this Agreement, subject to Section 6(d) below (the “Repurchase Period”), then the Company, or the Whitney Funds, if the Company declines to so purchase, shall have the right to purchase, and to require such Employee Stockholder and any Permitted Transferee of such Employee Stockholder (such Employee Stockholder and any Permitted Transferee thereof or any Permitted Transferees who derived ownership of any Shares directly or indirectly from such Employee Stockholder, collectively, the “Terminated Party”) to sell to the Company and/or the Whitney Funds, as the case may be, up to all of the Shares then owned by the Terminated Party.  The Company shall deliver written notice to the Whitney Funds of such termination within 10 business days after the date such Employee Stockholder’s employment is so terminated (the “Termination Date”), which notice shall specify, in reasonable detail, (A) the Termination Date, (B) the circumstances of such termination, (C) the number of Shares then held by the Terminated Party, (D) the number of Shares then held by the Terminated Party that the Company shall elect to purchase hereunder, and (E) the purchase price per share payable under this Section 6(a), as determined below.  The Whitney Funds shall have the right to exercise its rights under this Section 6 as to any or all Shares held by the Terminated Party that the Company does not ultimately purchase hereunder.  Upon such cessation of employment by the Employee Stockholder, the Company and/or the Whitney Funds, as the case may be, may exercise such right at any time during a 90 day period beginning on the later of (i) the day after the six month anniversary of the day the Shares at issue are acquired or (ii)  the Termination Date.  During such Repurchase Period, a Terminated Party shall be prohibited from otherwise Disposing of any Shares then owned by a Terminated Party without the prior written consent of the Company and the Whitney Funds.  Such repurchase right may be exercised by the Company and/or the Whitney Funds, as the case may be, giving notice to such Terminated Party, with a copy to the Whitney Funds or the Company, as the case may be.  Subject to Section 6(d), the purchase price per share payable for any Shares purchased under this Section 6(a) shall be equal to:

(A) in the case of termination by the Company not for Cause or upon death or disability, the greater of (y) Cost per Share or (z) the Fair Market Value of such Share at the time of such repurchase; and

(B) in the case of termination for any other reason, the lesser of (y) Cost per Share or (z) the Fair Market Value per Share at the time of such repurchase.

For purposes hereof, the term “Cause” shall have the meaning ascribed thereto in the respective Employee Stockholder’s employment agreement with the Company if one exists, and shall otherwise be defined as the occurrence or existence of any of the following with respect to Employee Stockholder, as determined by a majority of the disinterested directors of the Board:  (i) unsatisfactory performance of Employee Stockholder’s duties or responsibilities as determined by the Board, provided that the Company has given Employee Stockholder written notice specifying the unsatisfactory performance of his duties and responsibilities; (ii) a material breach by Employee Stockholder of any of his material obligations hereunder which remains uncured after the lapse of thirty (30) days following the date that the Company has given Employee Stockholder written notice thereof; (iii) a material breach by Employee Stockholder of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its Affiliates which has not been approved by a majority of the disinterested directors of the Board or of the terms of his employment; (iv) any act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates; (v) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (vi) intentional infliction of any damage of a material nature to any property of the Company or any of its Affiliates; or (vii) the repeated non-prescription abuse of any controlled substance or the repeated abuse of alcohol or any other non-controlled substance which, in any case described in this clause, the Board reasonably determines renders Employee Stockholder unfit to serve in his capacity as an officer or employee of the Company or its Affiliates.

(b)                                 Employees; Noncompetition and Nonsolicitation.  In addition to the general repurchase rights of the Company and the Whitney Funds set forth in Section 6(a) above and 6(d) below, if following cessation of any Employee Stockholder’s employment with the

Company or any of its Subsidiaries for any reason, such Employee Stockholder serves in a Competitive Position, or engages in activities inimical, contrary or harmful to the interests of the Company or any of its Subsidiaries, including, but not limited to: (A) directly or indirectly soliciting any business involving or similar to any existing or planned products marketed by the Company from any person or organization which is, or has been, a customer of the Company; (B) requesting or advising any customer, bona fide prospective customer, supplier, licensee, licensor, landlord or other business relation of the Company or any Affiliate thereof to withdraw, curtail or cancel its business dealings with the Company or any such Affiliate (including making any negative statements or communications about the Company or any of its Affiliates); (C) directly or indirectly recruiting, hiring, soliciting or attempting to solicit (other than through advertisements or general solicitations) any person who was an employee of the Company or any of its Affiliates at any time during the six-month period immediately prior to the date on which such hiring would take place, or encourage or otherwise cause any employee of the Company or any Affiliate to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer; (D) directly or indirectly, having an interest in, being employed by, or being connected with, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business which is in competition with the business of the Company (x) during the term of Employee Stockholder’s employment with the Company, in any location, and (y) for the twenty-four (24) month period following the termination of the Employee Stockholder’s employment, in any jurisdiction identified in Exhibit A attached hereto; provided, however, that the foregoing shall not prevent Employee Stockholder from being a stockholder of less than 1% of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc., then the Company and/or the Whitney Funds (to the extent the Company elects not to fully exercise its rights hereunder), shall have the following rights:

(i)                                     If such activities occur during the Repurchase Period, in addition to any other rights available to it at law or in equity (including, without limitation, obtaining an injunction, as described in clause (ii) below if applicable), the Company and/or the Whitney Funds, as the case may be, may purchase the Shares then owned by such Employee Stockholder and his or her Permitted Transferees (or any Permitted Transferees who derived ownership of any Shares directly or indirectly from such Employee Stockholder) at a purchase price per Share which shall be equal to the lower of Cost or Fair Market Value per Share at the time of such repurchase; or

(ii)                                  If such activities occur within two years of cessation of an Employee Stockholder’s employment with the Company or such Subsidiary (whether or not such cessation occurs during the Repurchase Period) as set forth above, the Company and its Subsidiaries shall be entitled to an injunction prohibiting the Employee Stockholder from engaging in such activities, as the Employee Stockholder agrees that the Company and its Subsidiaries would be irreparably harmed by any such actual or threatened conduct.

The Company shall provide the Whitney Funds with prompt written notice of its becoming aware of any event that would give rise to the rights set forth in this Section 6(b),

which notice shall specify, in reasonable detail, (A) the nature of such event, (B) the number of Shares then held by such Employee Stockholder and any of its Permitted Transferees, (C) the number of Shares then held by such Employee Stockholder and any of its Permitted Transferees that the Company shall elect to purchase hereunder, (D) the purchase price per Share payable under this Section 6(b), as determined above, and (E) the nature of any other remedies the Company or any of its Subsidiaries intends to exercise against such Employee Stockholder.  The repurchase right described in clause (i) above may be exercised by the Company and/or the Whitney Funds, as the case may be, delivering written notice to such Employee Stockholder, with a copy to the Whitney Funds or the Company, as the case may be.

Notwithstanding anything herein to the contrary, this Section 6(b) shall be governed by the law of the jurisdiction in which the alleged prohibited activity occurred.  For the avoidance of doubt, the parties acknowledge that the applicability of the immediately preceding sentence may result in the application of a different law for each jurisdiction in which the alleged violations of this Section 6(b) occurred.

(c)                                  Closing Mechanics.  The closing of any purchase and sale under this Section 6 shall be held at the principal offices of the Company at 10:00 a.m. local time on a date specified by the Company and/or the Whitney Funds, as the case may be, not later than 30 days after the date of its notice.  At such closing, the Employee Stockholder shall deliver one or more certificates representing the Shares to be purchased, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and such Shares shall be fee and clear of any liens, claims or Encumbrances (other than restrictions imposed pursuant to this Agreement and applicable federal and state securities laws), and the Employee Stockholder shall so represent and warrant, and further represent and warrant that he or she is the record and beneficial owner of such Shares.  The Company and/or the Whitney Funds, as the case may be, shall deliver at such closing, payment for such Shares in such form and upon such reasonable terms as the Company and/or the Whitney Funds, as the case may be, shall specify.

(d)                                 Certain Option Shares.  Notwithstanding anything contained elsewhere in this Section 6, the Repurchase Period applicable to repurchases under Section 6(a) of any options granted by the Company to Employee Stockholders pursuant to the 2004 Stock Incentive Plan (“Options”) shall continue until the tenth anniversary of the date of grant of such Options and the purchase price per share payable for any Shares issued upon exercise of the Options shall be as set forth in the Option Agreement applicable to such Options.  For the avoidance of doubt, the Repurchase Period and the purchase price per share payable for any Shares other than those issued upon exercise of the Options shall be as set forth in Section 6(a) or 6(b) above, as applicable.

(2)                                  Except as modified hereby, the Agreement, as heretofore amended, shall remain in full force and effect and unmodified.

(3)                                  Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(4)                                  Except as expressly provided in Section 6(b) of the Agreement, as amended, this Amendment shall be governed by, construed in accordance with, and enforced under, the law of the state of Delaware applicable to agreements or instruments entered into and performed entirely within such state.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

INTERACTIVE HEALTH, INC.

By:	/s/ Craig Womack
Name: Craig Womack
Title: CEO

J.H. WHITNEY MEZZANINE FUND, L.P.

By:	Whitney GP, L.L.C.
its General Partner

By:	/s/ Michael C. Salvator

Attorney-in-Fact

WHITNEY PRIVATE DEBT FUND, L.P.

By:	Whitney Private Debt GP, LLC
its General Partner

By:	/s/ Michael C. Salvator

Attorney-in-Fact

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITYHOLDERS AGREEMENT]

GREENLEAF CAPITAL, L.P.

By:	GreenLeaf GP, L.L.C.
its General Partner

By:	/s/ Michael C. Salvator

Attorney-in-Fact

WHITNEY V, L.P.

By:	Whitney Equity Partners V, L.P.
its General Partner

By:	/s/ Michael C. Salvator

Managing Member

WHITNEY & CO., LLC

By:	/s/ Michael C. Salvator
Name: Michael C. Salvator
Title: CFO

GREENLEAF MEZZANINE CAPITAL, L.P.

By:	GreenLeaf GP, LLC,
its General Partner

By:	/s/ Michael C. Salvator

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITYHOLDERS AGREEMENT]

MANAGEMENT PURCHASERS

/s/ Craig Womack .
Name: Craig Womack
Number of Preferred Shares: 50,000
Address:
850 E. Ocean Blvd. #204
Long Beach, CA 90802
Telephone No.: (562) 435-6305

/s/ Andrew B. Cohen .
Name: Andrew Cohen
Number of Preferred Shares: 40,000
Address:
3015 Tiffany Circle
Los Angeles, CA 90077
Telephone No.: (310) 446-1438

/s/ Hans Dehli .
Name: Hans Dehli
Number of Preferred Shares: 30,000
Address:
32826 Leah Drive
Dana Point, CA 92629
Telephone No.: (949) 661-6386

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITYHOLDERS AGREEMENT]